                                                                    EXHIBIT 10.3

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                                 Lease Agreement

                                     Between

                     The Industrial Development Board of the
                       Parish of St. Mary, Louisiana, Inc.

                                       And

                             Conrad Aluminum, L.L.C.

                            Dated as of June 1, 2003

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                                   $4,000,000
                     The Industrial Development Board of the
                       Parish of St. Mary, Louisiana, Inc.
                              Taxable Revenue Bonds
                        (Conrad Aluminum, L.L.C. Project)
                                   Series 2003

================================================================================

                                Table of Contents

                              ARTICLE I DEFINITIONS
SECTION 1.1.    Definitions..........................................................-2-

                            ARTICLE II REPRESENTATIONS
SECTION 2.1.    Representations and Findings by the Lessor...........................-5-
SECTION 2.2.    Representations by the Lessee........................................-6-

        ARTICLE III ISSUANCE OF THE BONDS;DISPOSITION OF PROCEEDS OF THE BONDS
SECTION 3.1.    Issuance of the Bonds................................................-7-
SECTION 3.2.    Disposition of Bond Proceeds.........................................-7-
SECTION 3.3.    Disbursements from the Construction Fund.............................-7-
SECTION 3.4.    Certification of Completion..........................................-8-
SECTION 3.5.    Insufficient Moneys in Construction Fund.............................-8-

  ARTICLE IV EFFECTIVE DATE OF THIS AGREEMENT;DURATION OF LEASE TERM; RENTAL PROVISIONS
SECTION 4.1.    Effective Date of this Agreement; Duration of Lease Term.............-9-
SECTION 4.2.    Demise of the Project; Delivery and Acceptance of Possession.........-9-
SECTION 4.3.    Rents and Other Amounts Payable......................................-9-
SECTION 4.4.    Place of Rental Payments............................................-10-
SECTION 4.5.    Obligations of Lessee Hereunder Unconditional.......................-10-

                    ARTICLE V MAINTENANCE, TAXES AND INSURANCE
SECTION 5.1.    Maintenance and Modification by Lessee..............................-12-
SECTION 5.2.    Removal of Leased Facilities........................................-12-
SECTION 5.3.    Taxes and Other Governmental Charges and Utility Charges............-13-
SECTION 5.4.    Insurance Required..................................................-13-
SECTION 5.5.    Application of Net Proceeds of Insurance............................-14-
SECTION 5.6.    Additional Provisions Respecting Insurance..........................-14-
SECTION 5.7.    Reserved............................................................-14-
SECTION 5.8.    Exemption From Ad Valorem Taxation..................................-14-
SECTION 5.9.    Environmental Matters...............................................-14-

                   ARTICLE VI DAMAGE, DESTRUCTION AND CONDEMNATION
SECTION 6.1.    Damage and Destruction..............................................-16-
SECTION 6.2.    Condemnation........................................................-16-
SECTION 6.3.    Condemnation of Lessee-Owned Property...............................-17-

                            ARTICLE VII SPECIAL COVENANTS
SECTION 7.1.    No Warranty of Condition or Suitability by the Lessor...............-18-
SECTION 7.2.    Inspection of the Leased Facilities.................................-18-
SECTION 7.3.    Lessee to Maintain its Corporate Existence; Conditions Under
                   Which Exceptions Permitted.......................................-18-
SECTION 7.4.    Qualification in the State..........................................-18-
SECTION 7.5.    Release and Indemnification Covenants...............................-18-
SECTION 7.6.    Financial Statements of Lessee......................................-19-
SECTION 7.7.    Estoppel Certificate................................................-19-
SECTION 7.8.    Assignment of Warranties, Guaranties, Indemnities...................-19-

 ARTICLE VIII ASSIGNMENT; SUBLEASING; SELLING; REDEMPTION; RENT PREPAYMENT AND ABATEMENT
SECTION 8.1.    Assignment and Subleasing...........................................-21-
SECTION 8.2.    Transfer of Lessor's Interest in Leased Facilities..................-21-
SECTION 8.3.    Redemption of Bonds.................................................-21-
SECTION 8.4.    Prepayment of Rents.................................................-21-
SECTION 8.5.    Lessee Entitled to Conveyance of the Leased Facilities if
                   Bonds Paid Prior to Maturity.....................................-22-
SECTION 8.6.    Installation of Lessee's Own Machinery and Facilities;
                   Landlord's Lien Thereon..........................................-22-
SECTION 8.7.    Additional Real or Personal Property, Machinery, Equipment,
                   Furniture or Fixtures Constituting a Part of the Leased
                   Facilities.......................................................-22-
SECTION 8.8.    References to Bonds Ineffective After Bonds Paid....................-22-

                      ARTICLE IX EVENTS OF DEFAULT AND REMEDIES
SECTION 9.1.    Events of Default Defined...........................................-23-
SECTION 9.2.    Remedies on Default.................................................-24-
SECTION 9.3.    No Remedy Exclusive.................................................-25-
SECTION 9.4.    Agreement to Pay Attorney's Fees and Expenses.......................-25-
SECTION 9.5.    No Additional Waiver Implied by One Waiver..........................-25-

                         ARTICLE X OPTIONS IN FAVOR OF LESSEE
SECTION 10.1.   Options to Terminate................................................-26-
SECTION 10.2.   Conveyance of the Leased Facilities to the Lessee...................-26-
SECTION 10.3.   Conveyance at Closing...............................................-26-
SECTION 10.4.   Economic Benefits...................................................-27-
SECTION 10.5.   Release of Leased Facilities........................................-27-
SECTION 10.6.   Option to Extend Lease Term.........................................-27-

                               ARTICLE XI MISCELLANEOUS
SECTION 11.1.   Surrender of Leased Facilities......................................-28-
SECTION 11.2.   Notices.............................................................-28-
SECTION 11.3    Law Governing Construction of Agreement.............................-28-
SECTION 11.4.   Binding Effect......................................................-28-
SECTION 11.5.   Severability........................................................-28-
SECTION 11.6.   Amounts Remaining in the Bond Fund..................................-28-
SECTION 11.7.   Agreement Represents Complete Agreement.............................-28-
SECTION 11.8.   Net Lease...........................................................-29-
SECTION 11.9.   Execution of Counterparts...........................................-29-

   EXHIBIT A    Leased Facilities

                                 Lease Agreement

     This Lease Agreement, dated as of June 1, 2003 (the "Lease Agreement" or the "Lease"), by and between The Industrial Development Board of the Parish of St. Mary, Louisiana, Inc., a public corporation and instrumentality of the Parish of St. Mary, State of Louisiana (hereinafter called the "Lessor"), as lessor, and Conrad Aluminum, L.L.C. (the "Lessee"), a limited liability company duly organized and existing under the laws of the State of Louisiana.

                              W I T N E S S E T H :

     WHEREAS, the Lessor is authorized under the authority of Chapter 7 of Title 51 of the Louisiana Revised Statutes of 1950, as amended (the "Act"), to acquire, own, lease, rent, finance, sell and dispose of properties for use by any industry for the manufacturing, processing or assembling of any raw, agricultural, semi-manufactured or manufactured products or any commercial enterprise in storing, warehousing, distributing, or selling any products of agriculture, fishing, forestry, mining, or industry;

     WHEREAS, the Lessor has agreed, at the request of the Lessee and pursuant to a Trust Indenture entered into by and between the Lessor and The Bank of New York Trust Company of Florida, N.A., in Jacksonville, Florida (the "Trustee") dated as of June 1, 2003 (the "Indenture"), to issue its $4,000,000 Taxable Revenue Bonds (Conrad Aluminum, L.L.C. Project) Series 2003 (the "Bonds") to finance the acquisition, construction and equipping of an aluminum marine fabrication, repair and conversion facility to be located in Amelia, St. Mary Parish, Louisiana (the "Project");

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and of the mutual benefits, covenants and agreements herein expressed, the Lessor and the Lessee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Definitions. The following terms shall have the meanings assigned to them in this Article I whenever they are used in this Agreement. Terms not defined herein shall have the meanings set forth in the Indenture.

     "Act" means Chapter 7 of Title 51 of the Louisiana Revised Statutes of 1950, as amended, and all future acts supplemental thereto or amendatory thereof.

     "Authorized Lessee Representative" means a person at the time designated to act on behalf of the Lessee by written certificate furnished to the Lessor and the Trustee containing the specimen signature of such person and signed on behalf of the Lessee by the Chairman of the Board of Directors, or by the President or the Secretary-Treasurer of the sole member of the Lessee. Such certificate may designate an alternate or alternates.

     "Bondholder" or "holder" or any similar term means any person who shall be the registered owner of any Bond or Bonds.

     "Bond Fund" means the Bond Fund created by Section 601 of the Indenture.

     "Bonds" means the Taxable Revenue Bonds (Conrad Aluminum, L.L.C. Project) Series 2003 of the Lessor issued pursuant to the Indenture.

     "Completion Date" has the meaning set forth in Section 3.4 hereof

     "Construction" or "construction" (and other forms of the word "construct"), when used with respect to the Project, means the acquisition, construction, reconstruction, extension, equipping or improvement of the Project.

     "Construction Fund" means the fund by that name created by Section 303 of the Indenture.

     "Costs" means all costs paid or incurred by the Lessee with respect to the construction of the Leased Facilities and the financing thereof for the payment of which the Issuer is authorized to issue bonds under the Act, and shall include without limitation, (a) the expenses paid or incurred by the Lessee for test borings, surveys, estimates and preliminary investigations therefor with respect to the Leased Facilities; (b) administration expenses, legal, accounting, financial, underwriting, advertising, recording and printing expenses, Trustee fees and expenses and all other expenses paid or incurred by the Lessee in connection with the authorization, issuance and sale of the Bonds; and (c) all costs and expenses relating to transfers of title between the Lessee and the Issuer pursuant to this Agreement.

     "Indenture" means the Trust Indenture between the Lessor and the Trustee, of even date herewith, pursuant to which the Bonds are authorized to be issued and any indenture supplemental thereto.

     "Independent Counsel" means an attorney or firm of attorneys duly admitted to practice law before the highest court of any state and which attorney, firm or any member thereof is not an officer, director or full time employee of either the Lessor or the Lessee.

     "Independent Engineer" means an engineer or engineering firm or architect or architectural firm registered and qualified to practice the profession of engineering or architecture under the laws of the State and which engineer, architect, firm or any member thereof is not an officer, director or employee of either the Lessor or the Lessee.

     "Land" means the land described in Exhibit A attached hereto.

     "Leased Facilities" means the Land and Project described in Exhibit A attached hereto, which by this reference thereto is incorporated herein, together with all additions thereto and substitutions therefor and includes those buildings, structures, fixtures, furnishings and equipment, including any structures, fixtures, furnishings and related property comprising a portion of the Project (both movable and immovable) financed with the proceeds of the Bonds, owned by the Lessor and hereby leased to the Lessee under this Agreement which is not otherwise included in the definition of the Project, but not including the Lessee's own furniture, fixtures, machinery and equipment now existing or installed under the provisions of Sections 5.1 and 8.6 hereof.

     "Lease Term" means the duration of the leasehold estate created in this Agreement as specified in Section 4.1 hereof.

     "Lessee" means Conrad Aluminum, L.L.C., a Louisiana limited liability company, and any surviving, resulting or transferee entity as provided in
Section 7.3 hereof.

     "Lessor" or "Issuer" means The Industrial Development Board of the Parish of St. Mary, Louisiana, Inc., a public corporation and instrumentality of the Parish of St. Mary, State of Louisiana.

     "Net Proceeds", when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses (including attorneys' fees and any Extraordinary Expenses of the Trustee) incurred in the collection of such gross proceeds.

     "Permitted Encumbrances" means, as of any particular time, (i) any liens and encumbrances existing on the date hereof, (ii) liens for ad valorem taxes not then delinquent, (iii) the Indenture and this Agreement, (iv) mechanic's, materialman's, warehouseman's, carrier's or other similar liens and liens referred to in Section 8.6 hereof, or permitted under Section 5.1 hereof, (v) such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as exist on the date of closing or as normally exist with respect to properties similar in character and location to the Leased Facilities and as do not, in the opinion of Independent Counsel, materially impair the use of property affected thereby for the purpose for which it was acquired or is held by the Lessor or to which the Bondholder has been notified and does not object to, and (vi) the lien of the Security Agreement dated July 11, 2003 in favor of the Purchaser from the Lessee.

     "Plans and Specifications" means the plans and specifications prepared for the Project for the benefit of the Lessee, as amended from time to time, which plans and specifications are on file at the principal office of the Lessee.

     "Project" shall have the meaning set forth in the preamble hereto and as more specifically described in Exhibit A hereto.

     "State" means the State of Louisiana.

     "Trustee" means The Bank of New York Trust Company of Florida, N.A., in Jacksonville, Florida, a national banking corporation organized under the laws of the United States, the party of the second part of the Indenture or any successor trustee pursuant to Section 1205 or 1208 of the Indenture at the time serving as successor trustee under the Indenture.

                                   ARTICLE II

                                 REPRESENTATIONS

     SECTION 2.1. Representations and Findings by the Lessor. The Lessor makes the following representations as the basis for the undertakings on its part herein contained:

          (a) The Lessor is a duly constituted public corporation and instrumentality of the Parish of St. Mary, State of Louisiana, and is duly authorized under the provisions of the Act to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder.

          (b) The Lessor is the owner of the Leased Facilities, and proposes to lease the Leased Facilities to the Lessee and to sell the interest of the Lessor in the Leased Facilities to the Lessee at the expiration of the Lease Term, or earlier termination thereof, if the Lessee shall elect to purchase the same, in order to promote the purposes of the Act.

          (c) To finance the Leased Facilities, the Lessor proposes to issue $4,000,000 original principal amount of its Taxable Revenue Bonds (Conrad Aluminum, L.L.C. Project) Series 2003.

          (d) All the Bonds will be issued under the Indenture and will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture, pursuant to which the Lessor's interest in this Agreement and the revenues and receipts derived by the Lessor from the leasing of the Leased Facilities will be pledged to the Trustee as security for payment of the principal of and interest on the Bonds.

          (e) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required as of the date of this Lease Agreement for the Lessor's participation in the transactions contemplated by this Lease Agreement, other than those that have been obtained.

          (f) It is the intention of the Lessor that the Lessor's ownership of the Project and the lease thereof to the Lessee hereunder will result in the property being exempt from ad valorem taxes. The Lessor accepts no responsibility for damages as the result of any determination to the contrary, but agrees, to the extent it may legally do so, to assist and cooperate with the Lessee in all reasonable efforts to establish and maintain such exemption from ad valorem taxes as contemplated herein.

          (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein or in the Indenture will not conflict with or constitute a breach of or default under the Act or any bond, debenture, note or other evidence of indebtedness, or any contract, agreement or lease to which the Lessor is a party.

          (h) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Lessor, nor to the best of the knowledge of the Lessor is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Bonds, this Agreement or any agreement or instrument to which the Lessor is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

     SECTION 2.2. Representations by the Lessee. The Lessee makes the following representations as the basis for the undertakings on its part herein contained:

          (a) The Lessee (i) is a limited liability company duly organized and in good standing under the laws of the State of Louisiana, (ii) has the power to enter into this Agreement, and (iii) is duly authorized to execute and deliver this Agreement.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein or in the Indenture will not conflict with or constitute a breach of or default under the Lessee's articles of organization, operating agreement and by-laws or any bond, debenture, note or other evidence of indebtedness, or any contract, agreement or lease to which the Lessee is a party.

          (c) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Lessee, nor to the best of the knowledge of the Lessee is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Agreement or which, in any way, would adversely affect the validity or enforceability of the Bonds, this Agreement or any agreement or instrument to which the Lessee is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

          (d) The Project consists of the acquisition construction and equipping of an aluminum marine fabrication, repair and conversion facility and the Lessee will continue to use the Project for those purposes as long as the Bonds are Outstanding.

          (e) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required as of the date of this Agreement for the Lessee's participation in the transactions contemplated by this Agreement, except such as may have been obtained or may be required under the securities laws of any state or under any federal securities laws.

          (f) The Lessee agrees to cooperate with the Lessor in the performance of the Lessor's obligations under the Indenture.

                                   ARTICLE III

                             ISSUANCE OF THE BONDS;
                      DISPOSITION OF PROCEEDS OF THE BONDS

     SECTION 3.1. Issuance of the Bonds. The Lessor shall issue the Bonds under and in accordance with the Indenture. The Lessee hereby approves the issuance of the Bonds and all terms and conditions thereof.

     SECTION 3.2. Disposition of Bond Proceeds. The Issuer and the Lessee agree that the proceeds of the Bonds shall be applied as in this Section 3.2 described.

     The moneys on deposit in the Construction Fund shall be applied by the Trustee as provided in Section 3.3 hereof and as otherwise provided in Article III of the Indenture. Until the moneys on deposit in the Construction Fund are so applied, such moneys shall be and remain the property of the Lessor, subject to the lien of the Indenture, and the Lessee shall have no right, title or interest therein except as expressly provided in this Agreement and the Indenture.

     SECTION 3.3. Disbursements from the Construction Fund. After setting aside amounts for payment of Costs described in Exhibit C to the Indenture, the Issuer hereby authorizes and directs the Trustee, upon compliance with Section 305 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Lessee, acting as agent for and on behalf of the Lessor, the owner of the Leased Facilities, for the following purposes:

          (a) Payment to the Lessee of such amounts, if any, as shall be necessary to reimburse the Lessee in full for all advances and payments made by it or others at any time prior to or after the delivery of the Bonds for all hard and soft costs in connection with the preparation of the Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof) and the construction, financing and acquisition of the Project.

          (b) To the extent not described in Exhibit C to the Indenture, payment of the initial or acceptance fee of the Trustee, legal, financial and accounting fees and expenses, the Issuer's fees and expenses, and printing and engraving costs incurred in connection with the authorization, issuance and sale of the Bonds, the execution and filing of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Indenture and all other documents in connection with the authorization, issuance and sale of the Bonds.

          (c) Payment for labor, services, materials and supplies used or furnished in the construction, installation and financing of the Project, and payment of amounts due under contracts for the construction of the Project, all as provided in the Plans and Specifications and work orders therefor.

          (d) Payment of the fees, if any, for architectural, engineering, legal, underwriting and supervisory services with respect to the Project.

          (e) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the period of construction.

          (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the period of construction with respect to the Project, or reimbursement thereof if paid by the Lessee.

          (g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

          (h) To the extent not described in Exhibit C to the Indenture, payment of the Purchaser's fees and expenses incurred in connection with the financing of the Project.

          (i) Payment of any other hard and soft costs which constitute part of the Cost of the Project in accordance with generally accepted accounting principles and which are permitted by the Act.

     All moneys remaining in the Construction Fund after payment or provision for payment of all other items provided for in the preceding subsections (a) to
(i), inclusive, of this Section, shall be transferred to the Bond Fund.

     SECTION 3.4. Certification of Completion. The Completion Date shall be the date on which the Project is completed in its entirety and ready to be placed in service and operated at substantially the level for which it was designed, all as determined by the Lessee. Promptly after the Completion Date, the Lessee shall submit to the Issuer and the Trustee a certificate, executed by an Authorized Lessee Representative, which shall specify the Completion Date and shall state that (a) construction of the Project has been completed and the Cost of the Project has been paid, except for any Cost of the Project which has been incurred but is not then due and payable, or the amount of which, or the liability for the payment of which, is being contested or disputed by the Lessee, and for the payment of which the Trustee is directed to retain specified amounts of moneys in specified accounts within the Construction Fund, and (b) the Project is suitable for its intended purposes. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights of the Lessee against third parties which exist at the date thereof or which may subsequently come into being.

     SECTION 3.5. Insufficient Moneys in Construction Fund. In the event the moneys in the Construction Fund available for payment of the Costs should not be sufficient to pay the Costs in full, the Lessee agrees to pay that portion of the Costs in excess of the moneys available therefor.

     The Lessor does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and will be available for payment of the Costs will be sufficient to pay the Costs in full.

     If the Lessee shall make any payments pursuant to this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the holders of any of the Bonds.

                                   ARTICLE IV

                        EFFECTIVE DATE OF THIS AGREEMENT;
                    DURATION OF LEASE TERM; RENTAL PROVISIONS

     SECTION 4.1. Effective Date of this Agreement; Duration of Lease Term. This Agreement shall become effective upon its delivery, and the leasehold estate created in this Agreement shall commence on such date and subject to the provisions of this Agreement (including particularly Articles IX and X hereof), shall expire, unless extended with the mutual consent of the parties hereto, August 1, 2018, or if the Bonds have not then been fully paid and retired (or provision for such payment made as provided in the Indenture), on such date as such payment or provision shall have been made within one year thereof, or as provided in Article X hereof (the "Lease Term").

     SECTION 4.2. Demise of the Project; Delivery and Acceptance of Possession. The Lessor hereby demises and lets to the Lessee and the Lessee hereby takes and leases from Lessor, for the duration of the Lease Term, the following described property in connection with the Leased Facilities: (i) the Project; (ii) the Land; (iii) all accretions, servitudes, hereditaments, and appurtenances belonging or anywise appertaining to the immovable property and improvements referred to in subpart (i) or (ii) herein; and (iv) all property of every nature, including immovable property, movable property and intangible property, which are purchased or acquired from the proceeds of the Bonds.

     The Lessee has conveyed, or caused to be conveyed, to the Lessor that portion of the Leased Facilities in existence on the date hereof and agrees that the Lessor will automatically own and be vested in ownership of the remainder of the Leased Facilities that it has acquired, constructed and installed or will acquire, construct and install during the Lease Term. The Lessor hereby delivers to the Lessee sole and exclusive possession of the Leased Facilities, now or hereafter existing (subject to the right of the Lessor and the Trustee to enter thereon for inspection purposes and to the other provisions of Section 7.2 hereof) and the Lessee hereby accepts possession of the Leased Facilities. The Lessor covenants and represents that so long as the Lessee has paid the rent and all other sums payable by it hereunder, and has duly observed all the covenants and agreements herein contained on its part to be performed, the Lessee shall have, hold and enjoy, during the Lease Term, peaceful, quiet and undisturbed possession of the Leased Facilities subject to the terms and provisions hereof, and the Lessor shall from time to time take all necessary action to that end. Lessor and Lessee agree to enter into any additional conveyances, if any, necessary or desirable, from time to time, to evidence ownership of the Leased Facilities in the Lessor.

     SECTION 4.3. Rents and Other Amounts Payable. The Lessee agrees to pay for the rental for the Leased Facilities, such sums of money as are required to meet the payment of the principal, interest and redemption premium, if any, due or to become due on the Bonds, and all other sums as required by subsections (a), (b) and (c) of this Section.

          (a) The Lessee agrees to pay to the Trustee, acting as the paying agent (or to the Bondholders as provided in the final paragraph of Section 2.02(d) of the Indenture), in immediately available funds until the principal of and interest and any redemption premium on all of the Bonds shall have been fully paid or provisions for the payment thereof shall have been made in accordance with the Indenture, (1) an aggregate amount equal to the sum of (i) interest coming due on each monthly interest payment date on all outstanding Bonds; plus (ii) the principal amount of all outstanding Bonds maturing on such interest payment date; plus (iii) the principal amount of and premium, if any, on the Bonds to be redeemed in accordance with the provisions of the Indenture on such interest payment date and (2) on any date on which (i) all the Bonds shall be declared to be and shall become due and payable prior to their stated maturities pursuant to the provisions of the Indenture, or (ii) all or part of the Bonds are to be redeemed pursuant to the provisions of the

     Indenture, the aggregate amount of principal, premium, if any, and interest so becoming due and payable on all the Bonds; provided, however, in the case of each such payment, the amount thereof shall be reduced by an amount equal to any amount then held by the Trustee in the Bond Fund in excess of the amount held and required for payment of (i) any Bonds theretofore matured or called for redemption and (ii) past due interest, in all cases where such Bonds have not been presented for payment. If at any time the amount held by the Trustee in the Bond Fund and available therefor shall be sufficient to pay at the time required the principal of and interest and redemption premium, if any, on all of the Bonds then remaining unpaid together with any amounts accrued under subsection (b) of this Section, the Lessee shall not be obligated to make any further payments under the provisions of subsections (a) and (b) of this Section. As long as the Purchaser is the owner of all of the Bonds, the Lessee may pay such amounts directly to the Purchaser.

          (b) The Lessee agrees to pay to the Trustee, acting as the paying agent, until the principal of and interest and any redemption premium on all the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture, (i) the annual fees of the Trustee for the Ordinary Services of the Trustee rendered and its Ordinary Expenses incurred under the Indenture as and when the same become due, plus any reasonable counsel fees and expenses incurred, (ii) the reasonable fees and charges of the Trustee, as bond registrar and paying agent, and the reasonable fees and charges of any agent of the Trustee acting as paying agent for the Bonds as and when the same become due, and (iii) the reasonable fees and charges of the Trustee for necessary Extraordinary Services rendered by it and Extraordinary Expenses incurred by it under the Indenture, as and when the same become due; provided, that the Lessee may, without creating a default hereunder, contest in good faith the necessity for any such Extraordinary Services and Extraordinary Expenses and the reasonableness of any such fees, charges or expenses.

     Rental payments hereunder shall first be applied in the following order:

     (i) amounts due under paragraph (b) above; and

     (ii) amounts due under paragraph (a) above.

     In the event the Lessee should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Lessee until the amount in default shall have been fully paid and the Lessee agrees to pay the same with interest thereon (to the extent permitted by law) until paid at the rate per annum which is one percentage point greater than the highest rate per annum borne by any of the Bonds issued under the Indenture.

     SECTION 4.4. Place of Rental Payments. The rent provided for in Section 4.3(a) hereof shall be paid directly to (i) the Trustee for the account of the Lessor or (ii) the Bondholder if the Purchaser is the Bondholder and shall be applied to pay the principal of, interest and premium, if any, on the Bonds in accordance with the provisions of the Indenture. The additional payments to be made to the Trustee under Section 4.3(b) hereof shall be paid directly to the Trustee for their own use.

     SECTION 4.5. Obligations of Lessee Hereunder Unconditional. The obligations of the Lessee to make the payments required in Section 4.3 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise and until such time as the principal of and interest and any redemption premium on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Lessee (i) will not suspend or discontinue any payments provided for in Section 4.3 hereof, (ii) will perform and observe all of its other agreements contained in this Agreement and (iii) except as provided in Section
10.1 will not terminate the Lease Term for any cause including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Leased Facilities, condemnation of the Leased Facilities, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Lessor to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section shall be construed to release the Lessor from the performance of any of the agreements on its part herein contained; and in the event the Lessor should fail to perform any such agreement on its part, the Lessee may institute such action against the Lessor as the Lessee may deem necessary to compel performance or recover its damages for non-performance so long as such action shall not do violence to the agreements on the part of the Lessee contained in the first sentence of this Section; provided, however, that the Lessor shall not be liable for monetary damages absent its wilful breach of this Agreement, wilful misconduct, bad faith or fraud and in no event shall any recourse be had against the Lessor other than from the Trust Estate. The Lessee may, however, at its own expense and in its own name or in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving their persons which the Lessee deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Lessor hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Lessor in any action or proceeding if the Lessee shall so request. The covenant to pay rental shall be and is hereby agreed to be independent of any other covenant in this Agreement.

                                    ARTICLE V

                        MAINTENANCE, TAXES AND INSURANCE

     SECTION 5.1. Maintenance and Modification by Lessee. The Lessee agrees that during the Lease Term it will at its own expense keep the Leased Facilities in as reasonably safe condition as its operations shall permit. The Lessee may also at its own expense, make from time to time any additions, modifications or improvements to the Leased Facilities it may deem desirable for its business purposes. None of such additions, modifications and improvements shall become a part of the Leased Facilities; provided further that any real or personal property, machinery, equipment, furniture or fixtures installed by the Lessee without expense to the Lessor and not constituting a part of the Leased Facilities may be removed by the Lessee at any time and from time to time while it is not in default under this Agreement; and provided further that any damage to the Leased Facilities occasioned by such removal shall be repaired by the Lessee at its own expense. The Lessee shall cause the Leased Facilities at all times to be free from all encumbrances except Permitted Encumbrances and will not permit any mechanics', laborers, materialmens' or other liens to be established or remain against the Leased Facilities for labor or materials furnished in connection with any additions, modifications, improvements, repairs, renewals or replacements to the Project made by it; provided, that, if the Lessee shall first notify the Trustee in writing of its intentions so to do, the Lessee may in good faith contest any mechanics', laborers', materialmens' or other liens filed or established against the Leased Facilities, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless by non-payment of any such items the lien of this Agreement will be materially endangered or the Leased Facilities or any part thereof will be subject to loss or forfeiture, in which event the Lessee shall promptly pay and cause to be satisfied and discharged all such unpaid items or secure such payment by posting a bond, in form satisfactory to the Trustee, with the Trustee. The Lessor will cooperate fully with the Lessee in any such contest.

     Lessee will with reasonable promptness make all structural and non-structural, foreseen and unforeseen, and ordinary and extraordinary changes and repairs of every kind and nature which may be required to be made upon or in connection with the Leased Facilities or any part thereof in order to keep and maintain the Leased Facilities in good repair and appearance. Lessor shall not be required to maintain, repair, or rebuild the Leased Facilities or any part thereof in any way, or to make any alterations, replacements or renewals of any nature or description to the Leased Facilities or any part thereof, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, and Lessee hereby expressly waives any right to make repairs at the expense of Lessor, which right may be provided for in any statute or law in effect at the time of the execution and delivery hereof or of any other statute or law which may thereafter be enacted.

     SECTION 5.2. Removal of Leased Facilities. The Lessor shall not be under any obligation to renew, repair or replace any item of inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary equipment, fixtures or furnishings comprising a part of the Leased Facilities. In any instance where the Lessee in its sound discretion determines that any items of Leased Facilities have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Lessee may remove such items of the Leased Facilities and (on behalf of the Lessor) sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Lessor or the Trustee therefor.

     The removal of any portion of the Leased Facilities pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution of the rents payable under Section 4.3 hereof.

     SECTION 5.3. Taxes and Other Governmental Charges and Utility Charges. Subject to Section 5.8 hereof, the Lessee agrees to pay, as the same, respectively, become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Leased Facilities or any structures or other property installed or brought by the Lessee therein or thereon or with respect to the original issuance of the Bonds, including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the original issuance of the Bonds, any taxes levied upon or with respect to the income or profits of the Lessor from the Leased Facilities which, if not paid, would become a lien or a charge on the revenues and receipts from the leasing of the Leased Facilities prior to or on a parity with the lien and charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture and including all ad valorem taxes lawfully assessed upon the leasehold estate hereby granted and demised and leased to the Lessee, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Leased Facilities and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Leased Facilities; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.

     The Lessee may, at its expense and in its own name and on behalf or in the name and on behalf of the Lessor, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by non-payment of any such items the lien of this Agreement will be materially endangered or the Leased Facilities or any part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly or secured by posting a bond, in form satisfactory to the Lessor, with the Trustee. The Lessor will cooperate fully with the Lessee in any such contest. In the event that the Lessee shall fail to pay any of the foregoing items required by this Section to be paid by the Lessee, the Lessor or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Lessor or the Trustee shall become an additional obligation of the Lessee to the one making the advancement, which amounts, from the date thereof, together (to the extent permitted by law) with interest thereon until paid at a rate per annum which is one percentage point greater than the highest rate per annum borne by any of the Bonds issued under the Indenture, the Lessee agrees to pay. The Lessor does hereby acknowledge that, subject to the applicable law of the State, and provided no event of default (as defined in Section 9.1 hereof) exists, the Leased Facilities are to be exempt from ad valorem taxes.

     SECTION 5.4. Insurance Required. Throughout the Lease Term, the Leased Facilities shall be considered an asset of the Lessee for the purpose of its insurance practices, and as such the Leased Facilities and the Lessee's activities related thereto shall be insured by the Lessee against such risks and in such amounts as are consistent with the insurance practices of the Lessee, including but not limited to, the following:

          (a) Insurance against loss and/or damage to the Leased Facilities covering such risks ordinarily insured against with respect to similar facilities.

          (b) Comprehensive general public liability insurance for injuries to persons and/or property occurring in or about the Leased Facilities, in the minimum amount of $1,000,000 per person and $3,000,000 per occurrence for bodily injury and $1,000,000 per occurrence for property damage; and

          (c) Worker's compensation insurance or self-insurance with respect to all employees of the Lessee in such manner and amount as is required by Louisiana law as related to worker's compensation law.

     Each policy of insurance shall be issued by a recognized, responsible insurance company qualified under the laws of the State to assume the risks covered by such policy or policies or bond or bonds. To the extent the Lessee at any time shall carry insurance with reference to the Leased Facilities, the Lessor and the Trustee shall be named as additional insureds as their interests may appear and the Lessee hereby agrees to furnish to the Trustee and the Lessor copies of insurance certificates on or before January 30 of each year and upon any change in such insurance.

     SECTION 5.5. Application of Net Proceeds of Insurance. The Net Proceeds of any insurance carried pursuant to the provisions of Section 5.4 hereof shall be applied as follows: (i) the Net Proceeds of insurance, other than liability or worker's compensation insurance, shall be applied as provided in Section 6.1 hereof and (ii) the Net Proceeds of the liability or worker's compensation insurance shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

     SECTION 5.6. Additional Provisions Respecting Insurance. All such policies, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Trustee; and prior to expiration of any such policy, the Lessee shall furnish the Trustee with evidence satisfactory to the latter that the policy has been renewed or replaced or is no longer required by this Agreement.

     In lieu of separate policies, the Lessee may maintain blanket policies having the same coverage required herein in which event it shall deposit with the Trustee a certificate or certificates of the respective insurers as to the amount of coverage in force upon the Leased Facilities.

     SECTION 5.7. Reserved.

     SECTION 5.8. Exemption From Ad Valorem Taxation. It is the intent and agreement of the Lessor and Lessee that the Leased Facilities shall be owned by the Lessor and exempt from ad valorem taxes for the term of this Agreement. However, the Lessor shall not be responsible for or liable for any different result.

     SECTION 5.9. Environmental Matters. The Lessee shall keep and maintain the Leased Facilities in compliance with, and shall not cause or permit the Leased Facilities to be in violation of, any federal, state, or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions ("Hazardous Materials Laws") on, under, about, or affecting the Leased Facilities. The Lessee shall not use, generate, manufacture, store, or dispose of on, under or about the Leased Facilities or transport to or from the Leased Facilities any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including without limitation any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations (collectively referred to herein as "Hazardous Materials"), other than in accordance with the Hazardous Materials laws.

     The Lessee shall be solely responsible for, and shall indemnify and hold harmless the Lessor, the Purchaser and the Trustee from and against, any loss, damage, costs, expense, or liability, directly or indirectly, arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Material on, under or about the Leased Facilities, including without limitation: (i) all foreseeable consequential damages; (ii) the cost of any required or necessary repair, clean-up or detoxification of the Leased Facilities, and the preparation and implementation of any closure, remedial, or other required plans; and (iii) all reasonable costs and expenses incurred by the Lessor and the Trustee in connection with clauses (i) and (ii), including but not limited to reasonable attorney's fees and expenses. The Lessee shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Material on, under or about the Leased Facilities, other than in accordance with the Hazardous Materials laws. The indemnification covenants of the Lessee set forth in this paragraph shall survive the termination of this Agreement.

     The said release and indemnification covenants of the Lessee shall apply equally to the officers and employees of the Lessor and to its Board of Directors and to the officers and employees of the Trustee and to its Board of Directors.

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     SECTION 6.1. Damage and Destruction. (a) The Lessee agrees to notify the Trustee and the Purchaser immediately in writing of any material fire or other casualty to or accident involving any of the Leased Facilities, whether or not such fire, casualty or accident is covered by insurance. The Lessee further agrees to notify promptly the Lessee's insurance company and to submit an appropriate claim and proof of claim to the respective insurance company if any of the Leased Facilities is damaged or destroyed by fire or other casualty.

     (b) If there is a fire or casualty loss which damages a portion (but not all) of the improvements on any of the Leased Facilities and as long as no default has occurred and is continuing, then the proceeds of the insurance shall be deposited into a cash collateral account with the Purchaser and such proceeds will be applied to the payment of the cost of restoration of the Leased Facilities upon such terms and conditions as the Purchaser may deem necessary or appropriate in its reasonable discretion; provided, however, that (i) such insurance proceeds must be adequate to cover the cost of restoration of the Leased Facilities, or if the proceeds are insufficient, then the Lessee shall give the Purchaser such adequate protection and assurance as the Purchaser may, in its reasonable discretion require, that additional funds will be provided by the Lessee in order to complete the restoration of the Leased Facilities, and
(ii) the Lessee shall have provided the Purchaser with such adequate protection and assurance as Purchaser may, in its reasonable discretion require, that the Lessee has sufficient funds on hand to pay interest and principal on the Bonds during the restoration period. In connection with any restoration of any of the Leased Facilities, the Lessee shall provide the Purchaser with a detailed cost breakdown showing by line item all costs projected for such restoration and a revised and updated cost breakdown shall be furnished by the Lessee to the Purchaser on a monthly basis, as may be required by the Purchaser.

     (c) If there is a fire or casualty loss which constitutes a total loss or a constructive total loss of any of the Leased Facilities and the Lessee decides not to rebuild the Leased Facilities, or if all of the conditions set forth in subclause (i) through (iii) of Section 6.1 (b) are not satisfied, then the insurance proceeds shall be applied to the payment of the Bonds. If such insurance proceeds are not sufficient to pay the Bonds in full, the Lessee shall remain liable to pay the deficiency; and if the proceeds exceed the amount necessary to pay the Bonds in full, then such excess shall be paid to the Lessee. If the Lessee decides to rebuild the Leased Facilities, the provisions of Section 6.1 (b) must be satisfied.

     (d) The Lessee shall not, by reason of the payment of any costs, be entitled to any reimbursement from the Lessor, the Trustee or the holders of the Bonds, or any abatement or diminution of the rents payable under Section 4.3 hereof; provided , however, that as the result of such damage, the Lessee shall not be required to pay more as Services Rent to the recipients of the Services Rent than would be paid to such recipients, if the Project were subject to ad valorem tax.

     SECTION 6.2. Condemnation. Unless the Lessee shall exercise its option to purchase pursuant to the provisions of Section 10.1 hereof, in the event that title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Lessee shall be obligated to continue to make the rental payments specified in
Section 4.3 hereof. Lessee shall be entitled to all condemnation proceeds.

     The Lessor shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceeding in the name and behalf of the Lessor. In no event will the Lessor voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Lessee.

     The Lessee shall have the discretion to restore the Leased Facilities and use the proceeds of any condemnation proceedings provided that the provisions of
Section 6.1 (b) have been satisfied. If all of the conditions set forth in subclause (i) through (iii) of Section 6.1 (b) are not satisfied, then the condemnation proceeds shall be applied to the payment of the Bonds. If such condemnation proceeds are not sufficient to pay the Bonds in full, the Lessee shall remain liable to pay the deficiency; and if the proceeds exceed the amount necessary to pay the Bonds in full, then such excess shall be paid to Lessee.

     SECTION 6.3. Condemnation of Lessee-Owned Property. The Lessee shall be entitled to the Net Proceeds of any condemnation award or portion thereof made for the damages to or takings of its own property other than the Project.

                                   ARTICLE VII

                                SPECIAL COVENANTS

     SECTION 7.1. No Warranty of Condition or Suitability by the Lessor. The Lessor makes no warranty, either expressed or implied, as to the condition of the Leased Facilities or that it will be suitable for the Lessee's purposes or needs.

     SECTION 7.2. Inspection of the Leased Facilities. The Lessee agrees that the Lessor, the Trustee or either of their duly authorized agents shall have the right at all reasonable times and upon reasonable notice to enter upon the Leased Facilities and to examine and inspect the Leased Facilities. The Lessee further agrees that the Lessor and the Trustee and their duly authorized agents shall have such rights of access to the Leased Facilities as may be reasonably necessary to enforce the rights of the Lessor contained in this Agreement and for the proper maintenance of the Leased Facilities in the event of failure by the Lessee to perform its obligations under Section 5.1 hereof.

     SECTION 7.3. Lessee to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted. The Lessee agrees that during the Lease Term it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided that the Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, provided the surviving, resulting or transferee entity
(i) is a entity organized and in good standing under the laws of one of the States of the United States of America, (ii) has a net worth immediately after such action not less than that of the Lessee immediately prior to such action, and (iii) irrevocably and unconditionally assumes by means of an instrument in writing all of the obligations of the Lessee herein.

     SECTION 7.4. Qualification in the State. The Lessee warrants that it is and throughout the Lease Term it will continue to be duly qualified to do business in the State.

     SECTION 7.5. Release and Indemnification Covenants. The Lessee releases the Lessor and the Trustee from, agrees that the Lessor and the Trustee shall not be liable for and agrees to hold the Lessor and the Trustee harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any defect in the Leased Facilities or by any cause whatsoever; provided, that the indemnity provided in this sentence shall be effective only to the extent of any loss that might be sustained by the Lessor in excess of the Net Proceeds received from any insurance carried with respect to the loss sustained. The said release and indemnification covenants of the Lessee shall apply equally to the officers and employees of the Lessor and to its Board of Directors and the officers and employees of the Trustee and to its Board of Directors. The provisions of this Section 7.5 shall survive the termination of this Agreement. The Lessor covenants and agrees that the Lessor will not undertake or initiate any undertakings in connection with the performance of its obligations hereunder (other than with respect to the enforcement of its rights hereunder without the prior reasonable consent of the Lessee).

     Whenever under the provisions of this Agreement the approval of the Lessee is required or the Lessor is required to take some action at the request of the Lessee, such approval shall be given or such request shall be made by the Authorized Lessee Representative unless otherwise specified in this Agreement and the Lessor shall be authorized to act on any such approval or request and the Lessee shall have no complaint against the Lessor as a result of any such action taken.

     Furthermore, the Lessee agrees to reimburse the reasonable expenses incurred by the Lessor pursuant to this Section in the performance of its obligations under this Agreement and the Indenture not otherwise provided for under the terms of such documents and not being performed on behalf of the Lessor by the Trustee or the Lessee, as the case may be.

     SECTION 7.6. Financial Statements of Lessee. The Lessee agrees that it will during the Lease Term furnish to the Trustee (only if requested by the Trustee) and Bondholder:

          (a) Annual Reports - as soon as available and in any event within ninety (90) days after the close of each fiscal year of the Lessee, the audited balance sheet of the Lessee as at the end of such year, the audited statements of income and cash flow of the Lessee for such year, setting forth in each case in comparative form, the corresponding figures for the preceding fiscal year, accompanied by the unqualified opinion of an independent certified public accountant acceptable to the Bondholder.

          (b) Interim Reports - as soon as available and in any event within forty-five (45) days after March 31, June 30 and September 30, the unaudited balance sheet of the Lessee as of March 31, June 30 and September 30, and the unaudited statements of income and of Lessee for such period then ending, setting forth in each case in comparative form, the corresponding figures for the preceding period, certified correct by the chief executive officer or controller of the Lessee.

     All balance sheets and other financial reports referred to above shall be in such detail as the Bondholder may reasonably request and shall conform to generally accepted accounting principles applied on a consistent basis, except only for such changes in accounting principles or practice with which the independent certified public accountants concur. For purposes of this Section 7.6, the receipt of consolidated financial statements for Conrad Industries, Inc., parent company of the Lessee, shall satisfy these reporting requirements.

     SECTION 7.7. Estoppel Certificate. Lessor and Lessee shall, from time to time, upon not less than 20 days prior request by the other, execute, acknowledge and deliver to the other a statement in writing, executed by an authorized officer certifying (i) that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that this Agreement is in full force and effect as modified, setting forth such modifications), (ii) the dates through which all rent and all other sums payable hereunder have been paid, and (iii) that to the knowledge of the signer of such certificate no default by either Lessor or Lessee exists hereunder or specifying each such default of which the signer may have knowledge. It is intended that any such statements may be relied upon by the recipient of such statements or their assignees, or by any prospective purchaser or mortgagee of the Leased Facilities.

     SECTION 7.8. Assignment of Warranties, Guaranties, Indemnities. Lessor hereby assigns without recourse or warranty whatsoever, to the Lessee, for the duration of this Agreement all Lessors' interest in all warranties, contractual rights, guaranties and indemnities, express/implied, and similar rights which Lessor may have against any seller, engineer or consultant in respect of the Leased Facilities, including without limitation, any rights and remedies existing by contract. So long as no default has occurred and is continuing hereunder and until the expiration or termination of this Agreement, the Lessee shall have the right (at its sole cost and expense) to enforce any such warranty, contractual right, guaranty or indemnity in the name of the Lessee or the Lessor. Lessor hereby agrees to deliver and execute at the Lessee's expense, such further documents (including powers of attorney) as the Lessee may reasonably request, in order that the Lessee may have the full benefit of the assignment effected or intended to be effected by this paragraph and the ability to enforce such warranties, guaranties and indemnities.

                                  ARTICLE VIII

                  ASSIGNMENT; SUBLEASING; SELLING; REDEMPTION;
                          RENT PREPAYMENT AND ABATEMENT

     SECTION 8.1. Assignment and Subleasing. This Agreement may be assigned, and the Leased Facilities may be subleased as a whole or in part, by the Lessee without the necessity of obtaining the consent of either the Lessor or the Trustee, subject, however, to each of the following conditions:

          (a) No assignment (other than pursuant to Section 7.3 hereof) or subleasing shall relieve the Lessee from primary liability for any of its obligations hereunder, and in the event of any such assignment or subleasing the Lessee shall continue to remain primarily liable for payment of the rents specified in Section 4.3 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it.

          (b) The assignee or sublessor shall assume the obligations of the Lessee hereunder to the extent of the interest assigned or subleased.

          (c) The Lessee shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Lessor and to the Trustee a true and complete copy of each such assignment and sublease, as the case may be.

     SECTION 8.2. Transfer of Lessor's Interest in Leased Facilities. Subject to the provisions of Article IX and X hereof, the Lessor agrees that, except for the assignment of this Agreement and the rentals hereunder to the Trustee (to all of which the Lessee hereby consents) pursuant to the Indenture, it will not sell, assign, convey, encumber or otherwise dispose of any part of the Leased Facilities during the Lease Term. If the laws of the State at the time shall permit such sale, assignment, transfer or conveyance to be taken, nothing contained in this Section shall prevent the consolidation of the Lessor with, or merger of the Lessor into, or transfer of title to the Leased Facilities as an entirety to, any public entity whose property and income are not subject to taxation and which has corporate authority to carry on the business of owning and leasing the Leased Facilities; provided, that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the contracts and conditions of this Agreement to be kept and performed by the Lessor, shall be expressly assumed in writing by the entity resulting from such consolidation or surviving such merger or to which the Leased Facilities shall be transferred as an entirety.

     SECTION 8.3. Redemption of Bonds. If the Lessee is not in default in the payment of rents under Section 4.3 hereof, the Lessor, at the request of the Lessee, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds as may be specified by the Lessee, on such redemption date as may be specified by the Lessee.

     SECTION 8.4. Prepayment of Rents. There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted, at any time it may choose, to prepay all or any part of the rents payable under Section 4.3 hereof, and the Lessor agrees that the Trustee may accept such prepayments of rents when the same are tendered by the Lessee. All rents so prepaid shall be deposited in the Bond Fund and credited on the rental payments specified in Section 4.3 hereof in the order of their due dates, and at the election of the

Lessee shall be used for the redemption or purchase of outstanding Bonds in the manner and to the extent provided in the Indenture.

     SECTION 8.5. Lessee Entitled to Conveyance of the Leased Facilities if Bonds Paid Prior to Maturity. If at any time the aggregate moneys in the Bond Fund shall be sufficient to retire in accordance with the provisions of the Indenture all of the Bonds at the time outstanding and to pay all fees and charges of the Trustee and the expenses of the Lessor due or to become due through the date on which the last of the Bonds is to be retired, and all other amounts owed to the Lessor under this Lease Agreement, the Lessee shall be entitled to the conveyance of the Leased Facilities pursuant to Sections 10.2 and 10.3 hereof.

     SECTION 8.6. Installation of Lessee's Own Machinery and Facilities; Landlord's Lien Thereon. In addition to the machinery and equipment installed by the Lessee under the provisions of Section 5.1 hereof which does not become part of the Leased Facilities the Lessee may from time to time, in its sole discretion and at its own expense, install additional machinery and equipment at the site of the Leased Facilities. Except as provided in Section 8.7 hereof, all machinery and equipment so installed by the Lessee shall remain the sole property of the Lessee in which neither the Lessor nor the Trustee shall have any interest, may be modified or removed at any time which the Lessee is not in default hereunder and shall not be subject to the lien of this Agreement. Nothing contained in the preceding provisions of this Section shall prevent the Lessee from purchasing, after delivery of the Indenture, such additional machinery and equipment on conditional sale contract or lease sale contract, or subject to vendor's lien or purchase money mortgage, as security for the unpaid portion of the purchase price thereof, and each such conditional sale contract, lease sale contract, vendor's lien or purchase money mortgage made by the Lessee with respect to machinery and equipment purchased by it under the provisions of this Section after delivery of the Indenture shall be prior and superior to any landlord's lien. The Lessee agrees to pay, unless in good faith contested by it, as due the purchase price of and all costs and expenses with respect to the acquisition and installation of any machinery and equipment installed by it pursuant to this Section.

     SECTION 8.7. Additional Real or Personal Property, Machinery, Equipment, Furniture or Fixtures Constituting a Part of the Leased Facilities. Notwithstanding any provision of this Agreement to the contrary, the Lessee may elect to have any real or personal property, machinery, equipment, furniture or fixtures acquired at the sole cost of the Lessee included in the Leased Facilities by delivering to the Trustee and the Lessor written notice of the Lessee's election to have such property included in the Leased Facilities. Upon the filing of such written notice with the Trustee and the Lessor, such property specified in said notice shall become a part of the Leased Facilities.

     SECTION 8.8. References to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees and charges of the Trustee, the paying agent and the Lessor, all references in this Agreement to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holder of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.1. Events of Default Defined. The following shall be "events of default" under this Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

          (a) Failure by the Lessee to pay or cause to be paid the rent and other amounts required to be paid under Section 4.3 hereof at the times specified therein.

          (b) Failure by the Lessee to observe and perform any covenant, condition or agreement in this Agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, is given to the Lessee by the Lessor or the Trustee or by the holders of not less than 25% in aggregate principal amount of Bonds Outstanding, unless the Lessor and the Trustee (with any required consent of Bondholders under the provisions of the Indenture) shall agree in writing to an extension of such time prior to its expiration in accordance with Section 1111 of the Indenture or as otherwise provided in Section 1111 or Section 1112 thereof regarding a cure period.

          (c) The dissolution or liquidation of the Lessee or the filing of the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee promptly to institute judicial proceedings to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Leased Facilities, or the commission by the Lessee of any act of bankruptcy, or adjudication of the Lessee as a bankrupt, or assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by the court of competent jurisdiction of a petition applicable to the Lessee in any proceeding for its reorganization instituted under the provisions of the United States Bankruptcy Code, as amended, or under any similar act which may hereafter be enacted. The term "dissolution or liquidation of the Lessee", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another entity or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section
     7.3 hereof.

          (d) The occurrence of a Default under the Loan Agreement after the expiration of any applicable notice and cure provision contained in the Loan Agreement shall be a default of this Agreement. The term "Loan Agreement" shall mean that certain Third Amended and Restated Loan Agreement by and among Whitney National Bank, Conrad Shipyard, L.L.C., Orange Shipbuilding Company, Inc. and Conrad Industries, Inc., dated July 18, 2002, as it may be amended, modified, supplemented or renewed from time to time.

The foregoing provisions of this Section are subject to the following limitations: If by reason of force majeure the Lessee is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Lessee contained in Article IV and Sections 4.3, 5.3, 5.4, 7.3 and 7.5 hereof, the Lessee shall not be deemed in default during the continuance of such liability. The term "force majeure" as used herein shall mean the following: acts of God; strikes, acts of terrorism, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Lessee. The Lessee agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Lessee from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lessee, and the Lessee shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Lessee unfavorable to the Lessee.

     SECTION 9.2. Remedies on Default. In the event any of the Bonds shall at the time be outstanding and unpaid and provision for the payment thereof shall not have been made in accordance with the provisions of the Indenture, whenever any event of default referred to in Section 9.1 hereof shall have happened and be subsisting, the Lessor or the Trustee, where so provided, may take any one or more of the following remedial steps:

          (a) The Lessor, or the Trustee as provided in the Indenture, upon the giving of written notice to the Lessee, may, at its option, declare all installments of rent payable under Section 4.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable.

          (b) The Lessor, with the prior written consent of the Trustee, may re-enter and take possession of the Leased Facilities without terminating this Agreement, and lease the Leased Facilities for the account of the Lessee, holding the Lessee liable for the difference between the rentals and other amounts payable by such Lessee in such leasing and the rents and other amounts payable by the Lessee hereunder.

          (c) the Lessor, with the prior written consent of the Trustee, may terminate the Lease Term, exclude the Lessee from possession of the Leased Facilities and use its best efforts to lease the Leased Facilities to another party.

          (d) The Lessor or the Trustee may attempt to collect amounts due under this Agreement or to enforce the performance and observance of any other obligation or covenants of the Lessee under this Agreement by mandamus or the appointment of a receiver in equity with power to charge and collect amounts due hereunder and to apply such amounts in the manner required by this Agreement and the Indenture.

          (e) The Lessor or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement.

Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) to the Lessee.

     No action taken pursuant to this Section (including the repossession of the Leased Facilities or termination of the Lease Term) shall relieve the Lessee from the Lessee's obligations pursuant to Section 4.3 hereof, all of which shall survive any such action.

     SECTION 9.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Lessor or to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lessor or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Lessor hereunder shall also extend to the Trustee and the Trustee and the holders of the Bonds issued under the Indenture shall be deemed third party beneficiaries of all covenants and agreements herein contained.

     SECTION 9.4. Agreement to Pay Attorney's Fees and Expenses.

     (a) The Lessee agrees to reimburse the Lessor and the Trustee for expenses incurred, including the employment of attorneys, in fulfilling the obligations of the Lessor pursuant hereto.

     (b) In the event the Lessee shall default under any of the provisions of this Agreement and the Lessor or the Trustee shall employ attorneys or incur other expenses for the collection of the rents or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it will on demand therefor pay to the Lessor or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Lessor or the Trustee.

     (c) This Section shall not require the Lessor to undertake any legal proceeding with respect to this Agreement; provided, however, the Lessor does agree that the Lessee or the Trustee may institute legal proceedings in the name of the Lessor to protect their rights under this Agreement.

     SECTION 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                    ARTICLE X

                           OPTIONS IN FAVOR OF LESSEE

     SECTION 10.1. Options to Terminate. The Lessee shall have, and is hereby granted, the option to purchase the Leased Facilities upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) throughout the Lease Term, subject to the following provisions.

     To exercise such option, the Lessee shall give written notice to the Lessor and to the Trustee, if any of the Bonds shall then be unpaid and provision for the payment thereof has not been made in accordance with the provisions of the Indenture, and shall specify therein the date of closing such purchase, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the bonds in accordance with the provisions of the Indenture shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. The purchase price payable by the Lessee shall be the sum of the following:

          (1) an amount of money to be paid into the Bond Fund which, when added to the amount then on deposit in the Bond Fund for payment of the bonds, will be sufficient to pay, redeem or pay at maturity all of the then outstanding Bonds on the next date on which such Bonds may be redeemed or paid at maturity, including without limitation, principal, premium, if any, all accrued interest to said date and redemption expenses, plus

          (2) an amount of money equal to the Trustee's fees and expenses under the Indenture, and the expenses of the Lessor accrued and to accrue until such final payment and redemption of the Bonds, plus

          (3) consideration in the amount of $1,000 to cover administrative fees incurred in connection with such conveyance.

In the event of the exercise of the option granted in this Section any Net Proceeds of insurance or condemnation not transferred to the Bond Fund for the redemption or payment of the Bonds shall be paid to the Lessee and the Lease Term shall be terminated.

     SECTION 10.2. Conveyance of the Leased Facilities to the Lessee. The Lessor shall upon the payment of all sums due to the Lessor under this Agreement, at the expiration or sooner termination of the Lease Term following full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Indenture, convey the Leased Facilities to the Lessee. The Lessee shall pay an administrative fee in connection therewith of $1,000.

     SECTION 10.3. Conveyance at Closing. At the closing of any purchase pursuant to any option to purchase or mandatory purchase, the Lessor will upon receipt of the purchase price deliver to the Lessee documents conveying to the Lessee title to the property being purchased, as such property then exists, subject to the following: (i) those liens and encumbrances (if any) to which title to said property was subject when conveyed to the Lessor; (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented; (iii) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Agreement; and (iv) Permitted Encumbrances other than the Indenture and this Agreement.

     SECTION 10.4. Economic Benefits. The Lessor acknowledges, in addition to the consideration recited for the option granted in this Article X and the other consideration stated herein, that there will be multiple economic and other advantages that will benefit St. Mary Parish, including employment, directly or indirectly, additional tax revenues to the Lessor and the other governmental agencies, attracting satellite and kindred industries to St. Mary Parish, and stimulating many collateral benefits to present residents of St. Mary Parish who are engaged in the business of providing supplies and services.

     SECTION 10.5. Release of Leased Facilities. The Lessor or the Trustee as assignee of the Lessor, is hereby authorized to release portions of the Leased Facilities and convey them to the Lessee for no consideration, other than reasonable expenses, provided that the remaining Leased Facilities maintains a value of at least 120% of the outstanding Bonds as determined in a written appraisal approved by the Purchaser. Such release and/or transfer shall be conducted and accomplished in the manner and direction of the Lessee, subject to payment of reasonable costs of the Lessor, Trustee and/or Bondholder.

     SECTION 10.6. Option to Extend Lease Term. The Lease Term may be extended upon the expiration thereof with the consent of the parties hereto at an annual rental to be agreed upon and an annual in-lieu-of-ad valorem tax payment for a term to be agreed upon.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1. Surrender of Leased Facilities. Except as otherwise expressly provided in this Agreement, at the expiration or sooner termination of the Lease Term, the Lessee agrees to surrender possession of the Leased Facilities peaceably and promptly to the Lessor in as good condition as at the commencement of the Lease Term, loss by fire or other casualty covered by insurance, condemnation and ordinary wear, tear and obsolescence only excepted.

     SECTION 11.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given on the second day following the day on which the same have been mailed by registered mail, postage prepaid, addressed as follows: if to the Lessor, 7332 Highway 90 East, Morgan City, Louisiana 70381, Attention: President; or to such address as the Lessor may from time to time file with the Trustee and the Lessee; if to the Lessee, at 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70380,
Attention: Lewis J. Derbes, Jr.; and if to the Trustee, at Towermark Plaza, 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Division. A duplicate copy of each notice, certificate or other communication given hereunder by either the Lessor or the Lessee and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 11.3 Law Governing Construction of Agreement. This Agreement is prepared and entered into with the intention that the laws of the State shall govern its construction.

     SECTION 11.4. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Lessor, the Lessee and their respective successors and assigns, subject, however, to the limitations contained in Sections 7.3, 8.1 and 8.2 hereof.

     SECTION 11.5. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     SECTION 11.6. Amounts Remaining in the Bond Fund. It is agreed by the parties hereto that any amounts remaining in the Bond Fund upon expiration or sooner termination of the Lease Term, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees, charges and expenses of the Trustee and paying agent and the Lessor in accordance with the Indenture shall belong to and be paid to the Lessee by the Trustee as overpayment of the rents.

     SECTION 11.7. Agreement Represents Complete Agreement. This Agreement represents the entire contract between the parties. This Agreement may not be modified or amended, except as otherwise provided in this Agreement or in the Indenture, subsequent to the issuance of Bonds and prior to the payment in full of the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and this Agreement may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, given in accordance with the provisions of the Indenture.

     SECTION 11.8. Net Lease. This Agreement shall be deemed and construed to be a "net lease", and the Lessee shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, free of any deductions, without abatement, diminution or set-off other than those herein expressly provided.

     SECTION 11.9. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Lessor has caused this Agreement to be executed by its President or Vice President and has caused the seal of the Issuer to be affixed hereto and attested by its Secretary-Treasurer.

                                      THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                                      PARISH OF ST. MARY,LOUISIANA, INC.


                                      By: /s/ Emile Babin
                                          --------------------------------------
                                                      Vice President

ATTEST:


By: /s/ Frank G. Fink
    -------------------------------
          Secretary-Treasurer                                             [SEAL]

     The Lessee has caused this Agreement to be executed in its behalf by its duly authorized officer, all as of the day and year above written.

                                      CONRAD ALUMINUM, L.L.C.


                                      By: /s/ Lewis J. Derbes, Jr.
                                          --------------------------------------
                                             Treasurer/Secretary and Manager

                                                                       EXHIBIT A

                                LEASED FACILITIES

Land

That certain tract or parcel of land lying and being situated in the lower end of the Parish of St. Mary, in Section 42, Township 16 South, Range 13 East, Southeastern Land District of Louisiana, forming part of the tract acquired by Biaggio Domino from the Jeanerette Lumber & Shingle Company, Ltd., by act dated August 6, 1918 and duly recorded in Book 3-T, Page 304, Entry No. 45,346 of Conveyance Records, St. Mary Parish, Louisiana. The tract herein sold and conveyed being more particularly described as follows: Beginning at a Point "A" at the northeast corner thereof, on the west side of the right-of-way limits of U.S, Highway 90, thence a distance of 544.7' feet, more or less, to Point "F" on the water's edge of Bayou Boeuf; thence along the water's edge of Bayou Boeuf in a southeasterly direction to Point "E"; thence North 49 degrees east 300 feet, more or less, to Point "D"; thence South 30 degrees 27 minutes East 42 feet, more or less, to Point "C"; thence North 53 degrees 28 minutes east 445.5 feet, more or less, to Point "B" on the right-of-way limits of U.S. Highway 90; thence North 41 degrees West along said right-of-way limits 1075.7 feet, more or less, to Point "A".

The said tract containing a total acreage of 15.63 acres, all as shown and designated on survey of T.F. Kramer dated May 7, 1946 attached to that act recorded May 21, 1946 in St. Mary Parish COB 6-V, Folio 77, under Entry No. 74,242.

It is the intent of the Seller herein to include in the property herein conveyed all of the property which it owns to the water's edge. This includes the property which lies within the extension of the line between Points "D" and "E" to the water's edge and the extension of the line between Points "A" and "F" to the water's edge.

It is the intent of the Seller herein to include in the property conveyed herein whatever reversionary rights it may have in and to the old roadbed running across said property as shown on the survey described above.

Being the same property acquired by Marine Shale Processors, Inc. by Act of Cash Sale from Brown a Root Corporate Services, Inc. recorded January 18, 1996 in Book 38-Q, Entry No. 251,507 of the conveyance Records of St. Mary Parish, Louisiana.

Municipal address of the above described property is: 9752 U.S. Highway 182 East, Amelia, Louisiana.

Project

Consists of financing the acquisition, construction and equipping of an aluminum marine fabrication, repair and conversion facility to be located in Amelia, St. Mary Parish, Louisiana, as more particularly described as follows:

     Construction of an approximately 37,500 square foot building containing two work bays, construction of parking facilities, construction of utility improvements and land improvements to support the building and parking facilities, refurbishment and extension of piers and bulkheads, and acquisition of various equipment, including, but not limited to, air compressors, iron workers and other various equipment items.